EXHIBIT 99.1

New York | +1 212 606 7176 | Lauren Gioia | Lauren.Gioia@Sothebys.com | Jennifer Park | Jennifer.Park@sothebys.com

SOTHEBY’S APPOINTS MICHAEL GOSS CHIEF FINANCIAL OFFICER

NEW YORK, 3 March 2016 - Sotheby’s has named Michael Goss as Executive Vice President and Chief Financial Officer. Mr. Goss, 56, will assume his new role effective March 28, 2016.

Mr. Goss, a partner and managing director at Bain Capital from 2001-2013, served as the firm’s Chief Financial Officer from 2001-2011, as Chief Operating Officer from 2004 to 2011, and Head of Global Investor Relations from 2012-2013. During his tenure in these roles, Mr. Goss oversaw the firm’s growth in assets under management from $10 billion to $70 billion and also had responsibility for Bain Capital’s global human resources, legal activities, investor relations, and information technology. He succeeds Dennis M. Weibling, who has served as the firm’s Interim Chief Financial Officer since December 2015. A member of Sotheby’s Board of Directors since 2006, Mr. Weibling was previously the Chair of the Board’s Audit Committee.

“I am thrilled to welcome Mike to Sotheby’s. His wealth of experience and leadership at the most senior levels of global finance and business, particularly his previous role as the CFO of publicly-traded companies, will be invaluable to Sotheby’s,” said Tad Smith, Sotheby’s President and Chief Executive Officer. “I would like to take this opportunity to thank Dennis Weibling for his service and support and look forward to continuing to work with him in his position on Sotheby’s Board of Directors.”

"I am excited to be joining the very talented team at Sotheby's and look forward to contributing to the company's very bright future." commented Mr. Gross.

Earlier in his career, Mr. Goss, worked as Executive Vice President and Chief Financial Officer of Playtex Products and Digitas, Inc., both of which were public companies. He has an MBA from Harvard Business School and a BS in economics from Kansas State University.

Forward-Looking Statements
This release contains certain “forward-looking statements” (as such term is defined in the Securities and Exchange Act of 1934, as amended) relating to future events and the financial performance of the Company. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performances will differ materially from such predictions. Major factors, which the Company believes could cause the actual results to differ materially from the predicted results in the “forward-looking statements” include, but are not limited to, the overall strength of the international economy and financial markets, political conditions in various nations, competition with other auctioneers and art dealers, the amount of quality property being consigned to art auction houses and the marketability at auction of such property. Please refer to our most recently filed Form 10-Q (and/or 10-K) for a complete list of Risk Factors.

About Sotheby’s
Sotheby’s has been uniting collectors with world-class works of art since 1744. Sotheby’s became the first international auction house when it expanded from London to New York (1955), the first to conduct sales in Hong Kong (1973), India (1992) and France (2001), and the first international fine art auction house in China (2012). Today, Sotheby’s presents auctions in nine different salesrooms, including New York, London, Hong Kong and Paris, and Sotheby’s BidNow program allows visitors to view all auctions live online and place bids in real-time from anywhere in the world. Sotheby’s offers collectors the resources of Sotheby’s Financial Services, the world’s only full-service art financing company, as well as private sale opportunities in more than 70 categories, including S|2, the gallery arm of Sotheby’s Contemporary Art department, as well as Sotheby’s Diamonds and Sotheby’s Wine. Sotheby’s has a global network of 90 offices in 40 countries and is the oldest company listed on the New York Stock Exchange (BID).

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